UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in its charter)

New Mexico	1-10981	85-0359415
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 Louisiana Blvd. NE AFC Building 5, Suite 600
Albuquerque, New Mexico    87110
(Address of principal executive offices including zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

On April 21, 2004, SBS Technologies, Inc. issued a press release, attached as an exhibit to this filing, announcing that at its regularly scheduled meeting the Board of Directors accepted the resignation for personal reasons of Director Louis C. Golm.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
99.1	Press release dated April 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS Technologies, Inc.

Dated: April 21, 2004

By: /s/ JAMES E. DIXON, JR.
 James E. Dixon, Jr.
Executive Vice President
Chief Financial Officer; and
Treasurer

EXHIBIT INDEX
Exhibit Number	Description
99.1 *	Press release dated April 21, 2004.

*    Also provided in PDF format as a courtesy.